Exhibit 17(i)


                        MERCURY LARGE CAP CORE FUND OF
                     MERCURY LARGE CAP SERIES FUNDS, INC.
                                 P.O. Box 9011
                       Princeton, New Jersey 08543-9011

                                     PROXY

          This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Terry K. Glenn, Donald C. Burke, and Susan B. Baker as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Mercury Large Cap Core Fund (the "Fund") held of record by the undersigned on January 31, 2003 at a Special Meeting of Stockholders of the Fund to be held on April 4, 2003, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

     By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

                              (Continued and to be signed on the reverse side)


[Proxy Card Reverse]

     Please mark boxes /X/ or [X] in blue or black ink.

1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization by and among Mercury Large Cap Series Funds, Inc., on behalf of the Fund, Merrill Lynch Large Cap Series Funds, Inc., on behalf of Merrill Lynch Large Cap Core Fund, and Master Large Cap Series Trust.

               FOR [_]          AGAINST [_]         ABSTAIN [_]

2. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

                                   Please sign exactly as name appears hereon.
                                   When stock is held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Dated:                      , 2003

                                   X
                                   Signature

                                   X
                                   Signature, if held jointly


  Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.